Exhibit 4.1


     Number                                                            Shares
- -----------------                                                  -------------
     C 4264
- -----------------                                                  -------------

                           MEDICAL STERILIZATION, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

                                                               See Reverse for
                                                             Certain Definitions

                                                               CUSIP 584622 10 4

THIS CERTIFIES THAT



is the owner of

                  FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF ONE CENT ($.01) EACH, OF THE COMMON STOCK OF

                          MEDICAL STERILIZATION, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and By-Laws of the Corporation and any amendment thereto to all of which the holder by acceptance here of assets.

         This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

         WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

         Dated

                  Harvey Cohen                        D. Michael Deignan

                    SECRETARY                              PRESIDENT